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                                                                Exhibit 10.7

August 10, 2000

Paula Hunter
VP Sales and Marketing
cMeRun Corp.
One Cabot Road
Hudson, MA 01749

Dear Paula,

We have spoken now on several occasions about Niehaus Ryan Wong, Inc. ("NRW") providing public relations services to cMeRun Corp. ("cMeRun"). We are excited about working with cMeRun and look forward to providing you with exceptional public relations services.

      This letter describes our services, fee structure and terms of the agreement between NRW and cMeRun. If you have any questions concerning the information or terms contained in this letter, please feel free to call me to discuss them.

1. Scope of Agreement

      You have asked that NRW provide public relations advice and services to cMeRun. NRW is willing to provide that advice and those services. NRW's work for you shall include preparation of public relations plans, new product press releases, and other press kit material preparation, as well as marketing and public relations counseling, publicity placement, editorial liaison, account management and other duties related to gaining favorable publicity for cMeRun.

2. Our Relationship

      Upon acceptance of this agreement, cMeRun shall become a client of NRW. It will be our job to look out for your interests and to use our expertise and experience for the benefit of cMeRun. As a matter of practice, we will protect the confidence of the information that you give us and will release that information only with your prior approval. We will work closely with you on all publicity issues and will actively seek your participation in any program or decision that we recommend.

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                                                           cMeRun -NRW Agreement
                                                                      08/17/2000
                                                                          Page 2

      As a client of NRW, we expect cMeRun to provide us with accurate information and to reasonably support our efforts. We also expect, of course, to be reasonably compensated for our work.

      We try to have a relationship of trust and full disclosure with our clients. If ever you have any questions or concerns about our work, staffing or services, you should let us know immediately. We prefer to address those concerns early and openly rather than allow them to interfere with the relationship.

      An example of a problem that can interfere with the relationship involves the hiring of each other's employees. The people who work for NRW are very good. From time to time, our clients have been interested in hiring some of our people to work in their own public relations or marketing departments. Although we can certainly understand a client's interest in hiring our people, we ask that, if you intend to hire one of NRW's employees, you speak with us first before approaching the employee. We will not stand in the way of any employee who wants to leave NRW to work for a client. It bothers us, however, when we are not even consulted before an offer is made.

      Should cMeRun decide to hire an employee of NRW, NRW will be paid upon the start date of the employee the sum of one third the employee's annual base compensation. Should the employee's compensation include stock options or minimum guaranteed bonuses NRW will be entitled to an equivalent grant of said options and bonus at a rate of one third the employee's grant. This agreement concerning the hiring of NRW employees will remain in force for one year following the termination of this agreement. This agreement will cover all NRW employees who were employed at the time that cMeRun was a client of NRW regardless of the employee's current status of employment with NRW.

3. Compensation and Charges

      cMeRun shall pay NRW for its work based upon the structure of rates and services described in Appendix A to this letter. As you can see from reviewing that Appendix, NRW charges for its work based upon estimates of the time necessary to complete certain tasks or to consult with a client on a regular basis. NRW does maintain internal time-keeping records that we review from time to time in order to make sure that our charges are commensurate with the work being performed. If, due to a review of these records or some other reason NRW determines that the rate schedule should be changed, we will give cMeRun at least 30 days advance written notice of the new schedule of charges before those charges will take effect. As a matter of practice, NRW will consult with cMeRun concerning any substantial change in the rate schedule before sending the written notice. Otherwise, the attached schedule of fees will remain in effect until such changes are made.

                                                           cMeRun -NRW Agreement
                                                                      08/17/2000
                                                                          Page 3

4. Expenses and Outside Supplier Costs

      In addition to the charges for our own fees and services, NRW will also bill cMeRun for certain expenses that we incur in providing those services to the extent that those expenses are directly related to the work being done for cMeRun. These expenses include charges for such items as document reproduction, mailing charges for press releases and other bulk mailings; telephone, fax charges, photocopying and laser printer charges directly attributed to cMeRun's publicity; journalist and analyst entertainment directly related to eMeRun's publicity; and travel on cMeRun's behalf.

      In addition to these charges which are processed internally by NRW, NRW may, from time to time, engage outside suppliers or vendors to provide services, such as press clipping, press material printing or mass mailings. Whenever possible, these outside services will be billed directly to cMeRun. If they are not, then they will appear on the NRW bill, and should be paid in the normal course.

      All expense charges are passed on directly to eMeRun without mark-up and represent the actual expenses incurred by NRW on behalf of cMeRun.

5. Billing and Terms

      NRW bills monthly for its work. As a matter of industry practice, a portion of our fees, namely the monthly retainer for foundation PR programs, is billed and payable in advance. This means that NRW is paid the monthly retainer prior to the first day of the month when the services are to be performed. Other project fees (e.g. press tour setup, press release writing, etc.) and expenses will appear on separate monthly invoices as they are incurred.

      NRW may suspend work for cMeRun if the monthly retainer is not received by the 5th day of each month. If the monthly retainer is more than 30 days past due, then such failure to timely pay the monthly retainer shall be construed as receipt of cMeRun's 30 day notice of termination, and NRW shall have the right to immediately terminate this agreement.

      NRW will work with cMeRun to arrange invoice timing so that the fee-paid-in-advance provision is met in the context of cMeRun's ordinary accounts payable schedule. All fees will be prorated in the first calendar month of this agreement, should services start at other than the beginning of a month.

      All other expenses and costs will be invoiced approximately 15-30 days after the charges or expenses are incurred. In addition, NRW reserves the right to directly bill for substantial outside supplier costs in order to receive prompt reimbursement.

      Monthly retainer invoices are due before the first of every month and all other invoices for project services and expenses are due upon receipt. NRW may charge 1.5% per month to all billings that remain outstanding past 60 days.

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                                                           cMeRun -NRW Agreement
                                                                      08/17/2000
                                                                          Page 4

6. Use of Outside Professionals

      NRW may, from time to time, recommend that cMeRun engage certain outside professionals to provide services to it. In all instances where such outside professionals are recommended and accepted by cMeRun, cMeRun shall enter into its own billing arrangement with those outside professionals.

7. Confidential Information

      NRW will protect the confidential information of cMeRun. NRW will not disseminate or use for our own purposes any confidential information that cMeRun gives to us. NRW, as a matter of our own internal policies, restricts the dissemination of confidential client information to people on a "need to know" basis. This policy is incorporated in employment agreements that are signed by all NRW employees. Although most of us certainly recognize confidential information when it is given to us by one of our clients, we ask that cMeRun designate information that it wishes to protect from disclosure as "Confidential Information" by some stamp or designation on a document when it is given to us in writing or orally if the information is given in that fashion.

8. Materials and Samples

      NRW will take reasonable care of all materials entrusted to us by or on behalf of cMeRun and shall return them to cMeRun upon expiration or termination of this Agreement. From time to time, materials and samples entrusted to NRW by our clients have been damaged or lost by third parties to whom those materials or samples have been entrusted. NRW will be responsible for such loss or damage if we selected the third party to whom the materials were to be entrusted or if the loss or damage was due to the negligence of NRW.

9. Indemnification

      NRW relies upon our clients for the information that it reveals about them. Accordingly, cMeRun will indemnify and hold NRW and our employees harmless against any liability, loss, damage, or cost (including attorneys fees) arising out of any claim, suit, or proceeding based upon the publication, broadcast, or other public distribution of any information or material by NRW after that distribution has been approved by cMeRun.

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                                                           cMeRun -NRW Agreement
                                                                      08/17/2000
                                                                          Page 5

10. Term of Agreement

      This agreement shall commence on August 21, 2000 and shall continue until it is terminated by either of us. Either one of us can terminate this agreement, at any time, with or without cause by simply providing 30 days' written notice to the other party. The rights and responsibilities of each of us will continue in full force during the period of the notice. In short, if you ever are dissatisfied with our services or simply want to have some other public relations firm represent you, you can discharge us by simply giving us a notice in writing.

      Similarly, if we decide we no longer wish to work with you, we can also terminate the relationship by the simple process of sending written notice. Thirty days is required to give each of us a reasonable amount of time to transition the business to a new agency.

      Of course, you will be entitled to the benefit of all work that we do during the notice period, and we will be entitled to be paid for that work. Similarly, our obligation to maintain the confidentiality of your information and your obligation to indemnify us and hold us harmless from claims for releases of information approved by cMeRun shall survive termination of our relationship.

11. Dispute Resolution

      In the event that any dispute arises between us during the course of our relationship, we will try to work cooperatively with each other to resolve it. Failing that, either one of us may require that a dispute be submitted to binding arbitration. Accordingly, NRW and cMeRun agree that any dispute that arises between them under this Agreement or relating to the public relations services provided by NRW, shall be resolved by arbitration. The arbitration may be commenced by either NRW or cMeRun by filing a demand with the American Arbitration Association. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, with a single arbitrator presiding. The arbitration shall take place in the San Francisco Bay Area. The arbitrator may, in his or her discretion, award attorneys fees and costs to the prevailing party, otherwise each party shall bear his or her own costs. The award of the arbitrator shall be binding and may be enforced by any court of competent jurisdiction.

12. Choice of Law

      This Agreement shall be governed by the laws of the State of California.

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                                                           cMeRun -NRW Agreement
                                                                      08/17/2000
                                                                          Page 6

13.   Complete Agreement

       This is the only agreement between NRW and cMeRun concerning our public relations work. In order for any other agreement to be effective, it must be in writing and signed by an authorized representative of NRW and of cMeRun.

       If this letter reasonably describes our agreement concerning NRW's work for cMeRun, then please sign both copies in the space provided for your signature and return one to me. The other copy is for your files.

       Thank you again and we look forward to working with cMeRun.

Sincerely,

Niehaus Ryan Wong, Inc.


By:                                                           Date:
   --------------------------------------------------
   ---------------------
   Ed Niehaus, President

I agree with the terms set forth in this letter.

cMeRun Corp.


By: /s/ Paula Hunter                                          Date: 8/18/2000
   --------------------------------------------------
   ---------------------
   Paula Hunter, VP Sales and Marketing


Revised: 08/17/00

Appendix A                      cMeRun                  NRW-cMeRun
                            PR Service Fees                 Budget

------------------------------------------------------------------------------------------------------------------------------------
      NRW Foundation Program Pricing       Base Fee    August  September  October   November  December   January   February   March
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                                           Unit Costs
Account Management & Sr. Strategic Counsel  $15,000   $5,000   $15,000    $15,000    $15,000   $15,000    $15,000   $15,000  $15,000
------------------------------------------------------------------------------------------------------------------------------------
   All client liaison & e-mail
      correspondence                                 (ramp up)
   Monthly Analysis/Reporting/Budgeting/Goal Tracking
   Track Clipping Svc/ Press Clips
   Client Meeting Attendance
   Develop corporate/product themes and initiatives
   Coverage and event analysis & recommendations

Media Liaison                               $15,000            $15,000    $15,000    $15,000   $15,000    $15,000   $15,000  $15,000
------------------------------------------------------------------------------------------------------------------------------------
   Write and pitch 2-3 announcements per month
   Recommend, review, edit in-house releases
   Build media target lists
   Proactive placement of feature stories
   Editorial calendar program
   Relationship building and ongoing briefings
   Awards & product review submission

Industry Analyst Relations                   $5,000             $5,000     $5,000     $5,000    $5,000     $5,000    $5,000   $5,000
------------------------------------------------------------------------------------------------------------------------------------
   Track & Monitor Development of Reports
   Regular Contact w/Target Analysts
   Announcement briefings

------------------------------------------------------------------------------------------------------------------------------------
   Foundation Programs Total Monthly Fees             $5,000   $35,000    $35,000    $35,000   $35,000    $35,000   $35,000  $35,000
------------------------------------------------------------------------------------------------------------------------------------

      Changes to the NRW/Client PR budget wll require advance written authorization from both client and agency
      Otherwise, this schedule of fees for service will remain in effect until such changes are made

Niehaus Ryan Wong, Inc.             CONFIDENTIAL                    August 2000

Appendix A                      cMeRun                  NRW-cMeRun
                            PR Service Fees                 Budget

------------------------------------------------------------------------------------------------------------------------------------
      Special Project Pricing             Base Fee    August  September  October   November  December   January   February   March
------------------------------------------------------------------------------------------------------------------------------------
                                         Unit Costs
 Speaker Placement (up to 3 speakers)        $5,000            $2,500     $5,000      $5,000    $5,000     $5,000    $5,000   $5,000
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   Identify key industry conferences & events                 Ramp-Up
   Develop speaker one-sheets
   Develop strategy to influence selection comm.
   Submit & track proposals to achieve closure

 Broadcast Bureau                            .                 $5,000     $5,000      $5,000    $5,000     $5,000    $5,000   $5,000
------------------------------------------------------------------------------------------------------------------------------------
   Build broadcast media target lists
   Proactive placement of feature stories
   Editorial calendar program
   Relationship building and ongoing briefings
   Awards & product review submission

 Business intelligence                       $5,000            $5,000     $5,000      $5,000    $5,000     $5,000    $5,000   $5,000
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   Analytical Media Monitoring and Analysis (AMM2)
   Daily Media Monitoring
   Monthly Report
   Industry Trends

 Architecture of identity                   $85,000  $45,000  $40,000
------------------------------------------------------------------------------------------------------------------------------------
   Perception Audit/Competitive Analysis         (1/2 paymt) (bal. paymt)
   Identity Dev.Workshop with sr mgmt
   Final Report, Findings, Formal Presentation
   6-month Detailed PR Plan                 $10,000                                                                          $10,000

 Press & Analyst Tour                       $15,000                                  $15,000
------------------------------------------------------------------------------------------------------------------------------------
   Planning & Scheduling (4-5 Days)
   Briefing & Logistics Book
   Analysis/Reporting
   Tour Attendance by account manager

 Press Kit Development                       $9,500                       $9,500
------------------------------------------------------------------------------------------------------------------------------------
   Fact Sheet, Q&A, corporate backgrounder,
   Launch press release, executive biosx2

 Project & News Announcement Promotion
------------------------------------------------------------------------------------------------------------------------------------
   (For releases beyond the 2-3 included in Media Liaison)
   Write one release                         $1,500
   Pitch release                             $2,000
   Write major launch release                $3,500
   Major launch release pitching             $4,000

 Message/Spokesperson Training/Person        $4,500
------------------------------------------------------------------------------------------------------------------------------------
   Training document and customized sample Qs
   Onsite session: partner/senior level NRWer & AM
   Individual mock interview session
   Videotaping of session
   Each Additional Person                      $300

====================================================================================================================================
 Project Monthly Totals                              $45,000  $52,500    $24,500     $30,000   $15,000    $15,000   $15,000  $25,000

------------------------------------------------------------------------------------------------------------------------------------
         COMBINED MONTHLY TOTALS                     $50,000  $87,500    $59,500     $65,000   $50,000    $50,000   $50,000  $60,000
------------------------------------------------------------------------------------------------------------------------------------

Niehaus Ryan Wong, Inc.             CONFIDENTIAL                    August 2000